EXHIBIT 10.1

RETIREMENT AND CONSULTING AGREEMENT

This Retirement and Consulting Agreement (the “Agreement”) is entered into between Superior Uniform Group, Inc., a Florida corporation, with its principal offices at 10055 Seminole Boulevard, Seminole, Florida 33772 (“Superior” or the “Company”), and Alan D. Schwartz, an individual (“Executive”), as of March 8, 2017 (the “Effective Date”). Either Superior or Executive may be referred to herein also as a “Party,” or collectively as the “Parties.”

WHEREAS, Executive currently serves as President of the Company and as a member of the Company’s Board of Directors (the “Board”);

WHEREAS, Executive has expressed his desire to retire from employment with the Company;

WHEREAS, Executive has provided loyal and valuable service to the Company and the Company recognizes Executive’s significant contribution to the Company and its shareholders;

WHEREAS, the Company believes that it is in its best interests to facilitate such retirement in a manner that allows it to effect a smooth transition of authority, to retain access to the services of Executive, and to secure certain covenants from Executive; and

WHEREAS, Executive is willing to continue to provide services to the Company on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of their mutual promises, the Company and Executive agree as follows:

1.     Resignation; Continuing Board Membership. Executive agrees to remain employed as the Company’s President until 11:59 p.m. ET on March 31, 2017 (the “Retirement Date”). Effective as of the Retirement Date, Executive shall be deemed to have resigned his employment with the Company, including from any and all of its subsidiaries, divisions and affiliates. Executive’s separation from the Company on the Retirement Date shall not be deemed a termination for Cause or any type of separation other than retirement. This resignation shall not affect Executive’s status as a member of the Board. Executive shall be permitted to run for election to the Board during each of the 2017, 2018 and 2019 annual meetings of shareholders. However, Executive agrees to not seek election or accept a nomination for election to the Board for any term thereafter, unless either (a) requested in writing to do so by the CEO or a majority of the Board, or (b) no Benstock family member is a member of the Board; should Executive nevertheless be elected to the Board, Executive shall resign immediately. Executive may elect to resign from the Board prior to the 2020 annual meeting of shareholders in accordance with Company policy and procedures. Executive agrees and acknowledges that, even though his employment will end prior to his service as a member of the Board, he will not be treated as a non-employee director under the Company’s compensation plans, policies and practices for any period of his service after his Retirement Date and, as such, will receive no compensation for his service as a director after his Retirement Date.

2.     Consulting Services. During the period beginning immediately after the Retirement Date and concluding on the earlier of (a) three (3) years thereafter or (b) termination of the Agreement (the “Consulting Period”), Executive shall provide to the Company consulting services commensurate with his status and experience with respect to such matters as shall reasonably be requested from time-to-time by the Board or the Chief Executive Officer (“Consulting Services”); provided, however, that Executive shall be required to commit (a) the amount of time equal to forty-five percent (45%) of his Pre-Consulting Working Time to the performance of the Consulting Services during the period April 1, 2017 through March 31, 2018 (“Year 1”); (b) the amount of time equal to forty percent (40%) of his Pre-Consulting Working Time to the performance of the Consulting Services during the period April 1, 2018 through March 31, 2019 (“Year 2”); and (c) the amount of time equal to thirty percent (30%) of his Pre-Consulting Working Time to the performance of the Consulting Services during the period April 1, 2019 through March 31, 2020 (“Year 3”). “Pre-Consulting Working Time” shall mean the average annual level of service Executive provided to the Company during the thirty-six (36) months immediately preceding the Retirement Date. The Consulting Services include, but are not limited to, (a) assisting with the transition of customer, vendor and supplier accounts to others in the Company; (b) advising on business strategy; (c) assisting with the transfer of information to others in the Company; (d) assisting the Company with any ongoing litigations, claims or the like that exist or arise prior to the conclusion of the Consulting Period; (e) mentoring Company executives; (f) speaking engagements and public engagements when Company representation is required; (g) entertaining customers; (h) assisting in due diligence for potential acquisitions; and (i) attending meetings, with reasonable notice of such meetings provided to Executive if possible, at which the Company determines that Executive’s presence and input would add value. Executive acknowledges and agrees that the Consulting Services may require travel by Executive. Executive acknowledges and agrees that time traveling will not be included in compensated time or working time for purposes of this Agreement. During the Consulting Period, Executive shall not be considered to be an officer or employee of the Company, and shall not have the power or authority to contract in the name of or bind the Company, except as may be expressly stated in a written delegation of such authority from the Board.

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3.     Compensation/Benefits Through Retirement Date.

a.     Compensation. Except to the extent expressly otherwise provided in this Agreement, until the Retirement Date, Executive shall continue to be compensated on the same terms and conditions as are in effect on the Effective Date.

b.     Benefits. Through the Retirement Date, Executive shall continue to participate in the employee benefit and executive perquisite plans and programs in which he is participating on the Effective Date. On the Retirement Date, Executive’s participation in any Company employee compensatory and/or benefit plans, programs or arrangements (including, without limitation, any matching contributions under the Company’s 401(k) plan, life insurance premium programs, medical programs, ones available to only senior executive officers, and other personal benefits and perquisites) shall cease, except as otherwise expressly provided in this Agreement or in the applicable Company plan. For the avoidance of doubt, Executive shall not be eligible for severance benefits under any Company plan.

4.     Compensation for Consulting Services. For the Consulting Services performed during the Consulting Period, and contingent upon Executive executing the Retirement Date Separation Agreement and General Release attached to this Agreement as Exhibit A within fifteen (15) days after the Retirement Date and not revoking it as may be permitted by the Retirement Date Separation Agreement and General Release or applicable law and executing the Consulting Period Separation Agreement and General Release attached to this Agreement as Exhibit B within fifteen (15) days after the end of the Consulting Period,

a.     the Company shall pay Executive as follows:

i.	forty-three thousand twenty-seven dollars and sixty-three cents ($43,027.63) per month in arrears, less applicable tax withholdings required by law, for each month during Year 1;

ii.	thirty thousand nine hundred eighty-three dollars and forty-seven cents ($30,983.47) per month in arrears, less applicable tax withholdings required by law, for each month during Year 2; and

iii.

twenty thousand seven hundred forty-five dollars and ninety-four cents ($20,745.94) per month in arrears, less applicable tax withholdings required by law, for each month during Year 3 (collectively, the “Consulting Fees”); and

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b.	the Company shall provide Executive with a Company-leased automobile and associated automobile insurance and reimburse Executive for gas used for Company purposes.

c.     The Company shall reimburse Executive for all reasonable travel, lodging and other appropriate expenses, if any, incurred by him in the performance of the Consulting Services during the Consulting Period, in accordance with the expense reimbursement policies of the Company or its subsidiaries, divisions or affiliates as in effect from time-to-time; provided, however, that in all circumstances Executive shall document or substantiate such expenses to the reasonable satisfaction of the Company and all travel and lodging must be booked through the Company’s travel coordinator. During the Consulting Period, the Company will provide Executive with use of an office with a window at Company headquarters and access to administrative and other support for use in the performance of the Consulting Services. The Company intends that the administrative support shall be provided by Executive’s current secretary for so long as she remains a Company employee. This administrative and other support may be used by Executive only for work related to the business of the Company.

d.     Any payments made or benefits provided to Executive with respect to the Consulting Services shall not be taken into account for the purposes of determining any compensation or benefits under (i) any pension, retirement, life insurance or other benefit plan of the Company, or (ii) any other agreement or arrangement between the Company and Executive.

e.     The monthly payments identified in Section 4(a) shall be paid, if applicable, by no later than fifteen (15) days after the end of the month to which the payment relates.

5.     Termination of the Agreement.

a.     For Convenience by Executive. Executive may terminate the Agreement for convenience prior to the end of the Consulting Period upon thirty (30) days’ prior written notice to the Company. Upon any such termination, Executive shall not be required to render any further Consulting Services and shall not be entitled to any compensation or other consideration not already paid or provided to Executive. Upon such a termination, Executive still is required to execute the Retirement Date Separation Agreement and General Release attached to this Agreement as Exhibit A and, if the Consulting Period commenced prior to termination, also the Consulting Period Separation Agreement and General Release attached to this Agreement as Exhibit B, each within three (3) days after the Retirement Date and the end of the Consulting Period, as applicable.

b.     For Convenience by the Company. The Company may terminate the Agreement for convenience prior to the end of the Consulting Period upon five (5) days’ prior written notice to Executive. Upon any such termination, Executive shall not be required to render any further Consulting Services but the Company shall be required to make all payments to Executive that otherwise would have been required by the Agreement as if the Agreement had not been terminated. Upon such a termination, Executive still is required to execute the Retirement Date Separation Agreement and General Release attached to this Agreement as Exhibit A and, if the Consulting Period commenced prior to termination, also the Consulting Period Separation Agreement and General Release attached to this Agreement as Exhibit B, each within fifteen (15) days after the Retirement Date and the end of the Consulting Period, as applicable; failure to execute the Retirement Date Separation Agreement and General Release and, if applicable, the Consulting Period Separation Agreement and General Release shall release the Company from all payment and other obligations of it pursuant to the Agreement.

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c.     Death; Disability. This Agreement shall terminate automatically upon the death or Disability of Executive. Within thirty (30) days after the death or Disability of Executive, Executive’s estate shall return to the Company the executed Retirement Date Separation Agreement and General Release and/or Consulting Period Separation Agreement and General Release, as applicable.

i.     “Disability” shall mean a physical or mental infirmity which impairs the Executive’s ability to substantially perform his duties with the Company for a period of one-hundred-eighty (180) consecutive days.

d.     For Cause. The Company may terminate this Agreement for Cause upon two (2) business days’ notice to Executive. Upon such a termination, Executive shall not render any further Consulting Services and shall not be entitled to any compensation or other consideration not already paid or provided to Executive.

i.     For purposes of this Agreement, “Cause” for termination by the Company of the Agreement shall exist if (i) the Executive has been convicted under the laws of the United States or any state thereof, or pleaded nolo contendere to, a crime constituting a felony under the laws of the United States or any state thereof, or (ii) the termination is evidenced by a resolution adopted in good faith by the affirmative vote of two-thirds (2/3) of the Board that the Executive (A) intentionally and continually and without justification failed substantially to perform his reasonably assigned duties with the Company, which failure continued for a period of at least thirty (30) days after a written notice of demand for substantial performance has been delivered to the Executive specifying in reasonable detail the manner in which the Executive has failed substantially to perform without the Executive undertaking actions reasonably likely to remedy or cure such non-performance, or (B) intentionally engaged in illegal conduct or gross misconduct which has directly caused material economic harm to the Company; provided, however, that no resolution approving a termination of the Executive’s employment shall be for Cause as set forth in clause (A) or (B) above until after (1) there shall have been delivered to the Executive a copy of a written notice setting forth that the Executive was guilty of the conduct set forth in clause (A) or (B) and specifying the particulars thereof in reasonable detail, and (2) the Executive shall have been provided a reasonable opportunity to be heard in person by the Board (with the assistance of the Executive’s counsel if the Executive so desires). In this regard, the parties agree that the Executive’s failure to achieve sales or other objective performance goals or criteria shall not be deemed to constitute a failure to substantially perform the duties assigned to the Executive. No act, nor failure to act, on the Executive’s part, shall be considered “intentional” unless the Executive has acted or failed to act with a lack of good faith and with a lack of reasonable belief that the Executive’s action or failure to act was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of any senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. Any termination of the Agreement by the Company hereunder shall be deemed to be a termination other than for Cause unless it meets all requirements of this Section.

6.     Change in Control. In the event of a Change in Control, all portions of the Consulting Fee that have not yet been paid shall be paid by the Company within thirty (30) days.

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a.

For purposes of this Agreement, “Change in Control” shall mean the occurrence of both any of the events listed in Sections 6(a)(i)-(iii) and, within sixty (60) days thereafter, the occurrence of the event listed in Section 6(a)(iv):

i.

any “Person” (as such term is defined in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that the term “Person” shall not include (A) the Company or any of its subsidiaries, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock in the Company) is or becomes the “Beneficial Owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities that are beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing twenty-five percent (25%) or more of either the then outstanding shares of Common Stock of the Company or the combined voting power of the Company’s then outstanding voting securities;

ii.

consummation of a merger or consolidation of the Company with any other corporation or approval of the issuance of voting securities of the Company in connection with a merger or consolidation of the Company (or any direct or indirect subsidiary of the Company) pursuant to applicable stock exchange requirements, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least sixty percent (60%) of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing twenty-five percent (25%) or more of either the then outstanding shares of Common Stock of the Company or the combined voting power of the Company’s then outstanding voting securities; or

iii.

the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (in one transaction or a series of related transactions within any period of twenty-four (24) consecutive months), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least seventy-five percent (75%) of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale; and

iv.	Executive is terminated without Cause.

7.     Independent Contractor Status. Executive’s status during the Consulting Period shall be that of an independent contractor and not, for any purpose, that of an employee or agent with authority to bind the Company in any respect (except as may be expressly stated in a written delegation of such authority from the Board).

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8.     Return of Company Property. On or before the end of the Consulting Period (or on or before the Retirement Date if there is no Consulting Period), Executive shall return all property of the Company and its subsidiaries, divisions or affiliates in his possession, custody or control, including, but not limited to, reports, files, credit cards, customer lists, vendor lists, supplier lists, software, formulae, systems, designs, methodologies, computers, telephones, equipment and access codes, and technology. Executive agrees that he will not make or retain at any time, whether now or in the future, any copies, duplicates, reproductions or excerpts of any of such property, except to the extent expressly permitted by the Company prior to the end of the Consulting Period and solely for the purpose of performing Executive’s responsibilities to the Company.

9.     Restrictive Covenants; Other Covenants by Executive.

a.     Noncompetition. Executive agrees that the Company is engaged in a highly competitive business. Executive agrees that due to his position, engaging in a business which is competitive to the Company will cause the Company great and irreparable harm. Executive agrees that Executive’s work for the Company has brought him into close contact with many of the Company’s customers, vendors, suppliers, trade secrets, confidential information and other proprietary information. Executive agrees that he may continue to have access to such customers, vendors, suppliers, trade secrets, confidential information and other proprietary information during the Consulting Period. Therefore, as an inducement for the Company to enter into this Agreement and provide Executive the opportunity to continue to serve as a consultant during the Consulting Period, Executive agrees that, during his continued employment, during the Consulting Period, and for five (5) years thereafter (or, instead, for three (3) years thereafter if the Consulting Period concluded as a result of an early termination of this Agreement), without the prior written consent of the Board, Executive will not, whether on his own behalf or for the benefit of a third party, engage in activities for a competitor or customer of the Company that are (i) substantially similar in any material respect to the activities Executive performed on behalf of the Company; and/or (ii) which relate to business activities in which the Company or one of its subsidiaries, divisions or affiliates is engaged. Executive agrees that the covenants contained in this Section are reasonable in scope, necessary to protect the Company’s legitimate business interests, and do not constitute a restraint of trade with respect to Executive’s ability to obtain other employment or to provide services to third parties, in the event Executive should desire to so do.

b.     Non-Solicitation. For two (2) years after the later of the Retirement Date and the end of the Consulting Period, Executive will not, directly or indirectly, recruit, solicit or induce, or attempt to induce, any employee, consultant, vendor or supplier of the Company or its subsidiaries, divisions or affiliates to terminate employment or any other relationship with the Company or its subsidiary, division or affiliate.

c.     Non-Disparagement. Executive agrees not to intentionally make any direct or indirect derogatory statements regarding, or disparage in any way, the business or reputation of the Company or any of its subsidiaries, divisions or affiliates, or any of its or their directors, officers, employees or representatives, unless such statements are required by law. The Company agrees that it shall not, and shall cause its employees, officers, directors and representatives to not, intentionally make any direct or indirect derogatory statements regarding, or disparage in any way, the reputation of Executive, unless such statements are required by law. Notwithstanding the foregoing, nothing herein shall prevent Executive or the Company or its officers or directors from making any truthful statements whenever required in the course of litigation, administrative proceedings, governmental investigations, and other legal proceedings whenever required by law or in response to Company business-related inquiries from the Company’s officers or directors.

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d.     Confidential Information. Executive agrees not to disclose to any third-party any Confidential Information gained during or as a result of his employment by or service to the Company, including information gained during the Consulting Period, unless required by law. “Confidential Information” shall mean all information and/or documents of the Company, whether written or oral, tangible or intangible, and shall include, but not be limited to, existing or proposed business or products, pricing, costs, technology, trade secrets, discoveries, ideas, concepts, know-how, methods, formulae, techniques, designs, patterns, processes, terminology, styling, markers, structure, marketing and distribution methods, plans, and efforts, the identities of and the course of dealing with actual and prospective customers, contractors, competitors, and suppliers, employee names and other information, specifications, drawings, maps, blueprints, diagrams, analyses, strategies, compilations, studies, and other technical, financial, and/or business information. Confidential Information includes the terms of this Agreement and the existence and nature of the Parties’ negotiations. Any information of third-parties including, but not limited to, the Company’s customers, vendors and suppliers, disclosed by the Company to Executive shall be deemed Confidential Information. Executive shall not be required to maintain the confidentiality of any Confidential Information that (a) has been or becomes publicly known, through no wrongful act of Executive; (b) is rightfully received from a third-party who received the information lawfully and under no obligation to keep it confidential; or (c) which is independently developed by Executive without use of or reference to Confidential Information. Executive agrees to immediately notify the Company upon receipt of a court order, demand or subpoena, or upon Executive’s determination that disclosure is required by law, by providing such notice to the Company at 10055 Seminole Blvd., Seminole, FL 33772, Attn.: General Counsel.

e.     Board. Executive agrees that he will not seek election or accept a nomination for election to Board after the Company’s annual meeting of shareholders in 2019 unless either (i) requested in writing to do so by the CEO or a majority of the Board, or (ii) no Benstock family member is a member of the Board. If elected to the Board in contravention of this Section, Executive immediately shall resign.

f.     Code of Conduct. During the Consulting Period (and beyond, as applicable), Executive agrees to continue to be bound by the Company’s Code of Business and Ethical Conduct that currently is in effect. In the event of any conflict or inconsistency between the terms of this Agreement and the terms of the Code of Business and Ethical Conduct, the terms of the Code of Business and Ethical Conduct shall control.

g.     Insider Trading Policy. During the Consulting Period (and beyond, as applicable), Executive agrees to continue to be bound by the Company’s Insider Trading Policy that currently is in effect. In the event of any conflict or inconsistency between the terms of this Agreement and the terms of the Insider Trading Policy, the terms of the Insider Trading Policy shall control.

h.     Breach. Breach of Section 9 (Restrictive Covenants; Other Covenants by Executive) is a material breach of the Agreement and constitutes an intentional engagement in gross misconduct by Executive which has directly caused material economic harm to the Company. If Executive commits a breach of Section 9 (Restrictive Covenants; Other Covenants by Executive), the Company may terminate the Agreement for Cause. In addition, in the event of a breach or threatened breach by Executive of any provision of Section 9 (Restrictive Covenants; Other Covenants by Executive), Executive and the Company agree that the Company shall be entitled to injunctive and declaratory relief from a court of competent jurisdiction to restrain Executive from committing a breach of this Agreement.

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i.     Supplemental. The covenants stated in this Section are supplemental to, and do not supersede, any non-solicitation, non-compete, non-disclosure or confidentiality agreements that Executive may have consented to while employed by the Company or any of its subsidiaries, divisions or affiliates. Should any portion of this Agreement conflict with any portion of any other non-solicitation, non-compete, non-disclosure or confidentiality agreement between Executive and the Company and/or its subsidiaries, divisions or affiliates (except if contained in the Company’s Code of Business and Ethical Conduct), this Agreement shall control.

10.     Notices. Notices provided herein shall be in writing and delivered by hand, express courier, or certified mail return receipt requested, with notice being deemed to have occurred on the date of delivery, if by hand, or upon the earlier of proof delivery or two (2) days after mailing, if by any other means, to:

If to the Company:

Superior Uniform Group, Inc.

Attn: General Counsel

10055 Seminole Boulevard

Seminole, Florida 33772

If to Executive:

Alan D. Schwartz

1681 Longbow Lane

Clearwater, FL 33764

Either Party may change its address and/or contact person for purposes of notice upon seven (7) business days’ written notice to the other Party in accordance with the then existing notice information and delivery methods provided for in this Section.

11.     Governing Law; Venue; Jurisdiction. This Agreement shall be deemed to have been made and entered into in the State of Florida and shall be construed and enforced in accordance with the laws of the State of Florida, without regard to its conflicts of laws provisions. The Parties agree that exclusive venue and jurisdiction with respect to any dispute, controversy, or claim under this Agreement shall be in either the Sixth Judicial Circuit for the State of Florida, located in Pinellas County, Florida, or the federal courts of the Middle District of Florida, Tampa Division. Executive affirms that Executive has sufficient contact with Florida such that Executive would reasonably anticipate being haled into said courts in Florida regarding this Agreement or any other contract or issues arising between the Parties hereto. The Company shall have the right, alternatively, to elect to enforce this Agreement in a state in which Executive resides and, if the Company so elects that state’s jurisdiction, Executive also agrees that Executive waives any and all personal rights under the laws of that state to object to jurisdiction and venue therein for purposes of the Company seeking to enforce this Agreement in that state using that state’s laws.

12.     Jury Trial Waiver. THE PARTIES HEREBY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY COURT PROCEEDING DIRECTLY OR INDIRECTLY RELATED TO THIS AGREEMENT.

13.     Attorneys’ Fees; Costs. In the event of a lawsuit related to this Agreement, the prevailing Party shall be entitled to recover its reasonable attorneys’ fees and costs, including those for in-house counsel, those incurred in litigating entitlement to attorneys’ fees and costs, and those incurred in determining or quantifying the amount of recoverable attorneys’ fees and costs. The reasonable costs to which the prevailing Party is entitled shall include costs that are taxable under any applicable statute, rule, or guideline, as well as non-taxable costs, including, but not limited to, costs of investigation, copying costs, electronic discovery costs, electronic research, telephone charges, mailing and delivery charges, consultant and expert witness fees, travel expenses, court reporter fees, and mediator fees, regardless of whether such costs are otherwise taxable.

14.     Indemnification. Executive agrees to indemnify and hold the Company harmless from any and all liability, including, without limitation, all penalties, interest and other costs that may be imposed by the Internal Revenue Service or other governmental agencies regarding any tax obligations that may arise from the monetary consideration made to Executive pursuant to this Agreement.

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15.     Severability. The invalidity or unenforceability of any term or provision of this Agreement shall not affect or impair the validity or enforceability of any other term or provision. If any portion of this Agreement is deemed invalid or unenforceable by operation of law, the other portions shall remain valid and enforceable. Additionally, if any term or provision contained in this Agreement shall for any reason be held by a Court to be excessively broad as to time, duration, geographical scope, activity, or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law. Notwithstanding, if any portion of the release(s) and waiver(s) included in Exhibits A and/or B and/or any portion of the restrictive covenants contained in Section 9 (Restrictive Covenants; Other Covenants by Executive) are deemed invalid or unenforceable and are not modified to become legally compliant, the Company shall have no obligation to pay Executive any unpaid portions of the Consulting Fee and may terminate the Agreement immediately without penalty or cost.

16.     Non-Waiver. No waiver by either Party of any breach by the other Party of any condition or provision contained in this Agreement to be fulfilled or performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Except to the extent otherwise specifically provided in this Agreement, any waiver must be in writing and signed by Executive or, if on behalf of the Company, by the Company’s Chief Executive Officer, as the case may be.

17.     Entire Agreement; Amendment. This document, including any exhibits thereto, constitutes the entire written expression of all terms of the Agreement, and supersedes all other prior oral or written agreements, proposals, representations, communications, and/or understandings between the Parties related to the subject matter of this Agreement, and no Party has relied upon any representation that is not expressly set forth in this Agreement. No amendment of this Agreement, including any exhibits thereto, shall be effective unless reduced to writing and executed by the Parties.

18.     Assignment. Superior shall have the right to assign or transfer this Agreement and its obligations hereunder (including, but not limited to, those related to payments to Executive) to any successor-in-interest of Superior by way of sale, merger, consolidation, reorganization, restructuring, or the acquisition of substantially all of the business or assets of Superior or more than fifty percent (50%) of its outstanding stock. Executive shall not be permitted to assign this Agreement. Subject to the foregoing, this Agreement will be fully binding upon and inure to the benefit of the Parties hereto and their respective heirs, executors, administrators, legal representatives, successors, and permitted assigns.

19.     Survival. The covenants contained in Section 9 (Restrictive Covenants; Other Covenants by Executive) of this Agreement and any other provisions, terms or conditions contained in this Agreement that by its or their nature reasonably should be viewed as surviving termination of the Agreement shall survive the termination or expiration of the Agreement.

20.     Force Majeure. The Company shall not be liable for any failure in the performance of its obligations under this Agreement which may result from strikes or acts of labor unions, fires, floods, earthquakes, acts of God, war or other contingencies beyond its control.

21.     Ambiguity. The Parties agree that any ambiguity in this Agreement, if any, shall not be held against any one Party, as both Parties participated in the drafting of this Agreement.

22.     Reproduction. The Parties agree that a copy of this executed Agreement shall have the same legal force and effect as the original executed Agreement. The Parties hereby knowingly and voluntarily waive all evidentiary, procedural, and other objections to the introduction of a copy of this Agreement as evidence in any administrative or legal proceeding.

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23.     Headings. The headings and captions identifying the various sections and subsections of this Agreement are for reference only and do not define, modify, expand or limit any of the terms or provisions of the Agreement.

24.     Legal Advice. Executive acknowledges that he has received, or had the opportunity to receive, independent legal advice from legal counsel of his choice prior to executing this Agreement and that he has not relied on any representations or statements made by the Company that are not specifically set forth in this Agreement.

25.     Section 409A. This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), or an exemption thereunder and shall be construed and administered in accordance with Section 409A. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service, as a short-term deferral, or as a settlement payment pursuant to a bona fide legal dispute shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, any installment payments provided under this Agreement shall each be treated as a separate payment. Any payments to be made under this Agreement upon a termination of employment shall only be made upon a “separation from service” under Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by Executive on account of non-compliance with Section 409A.

26.     Counterparts; Electronic Signatures. This Agreement may be signed in multiple counterparts, all of which, when taken together, shall constitute one and the same instrument, notwithstanding the fact that all Parties did not sign the same counterpart. The Parties agree that an electronic signature (whether digital or encrypted, such as one transmitted via DocuSign) and/or a signature transmitted via electronic means (such as one transmitted via facsimile or in a PDF format via email) shall be effective to bind the Party that transmitted the signature to the same extent as would a manual signature.

IN WITNESS WHEREOF, a duly authorized representative of each Party has executed this Agreement on behalf of that Party as of the Effective Date.

EXECUTIVE	SUPERIOR UNIFORM GROUP, INC.

/s/ Alan D. Schwartz Alan D. Schwartz Date: March 8, 2017	Signature: /s/ Michael Benstock Name: Michael Benstock Title: CEO Date: March 9, 2017

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Exhibit A

RETIREMENT DATE SEPARATION AGREEMENT AND GENERAL RELEASE

Superior Uniform Group, Inc. (referred to throughout this Retirement Date Separation Agreement and General Release as the “Company”) and Alan D. Schwartz (“Executive”)1, agree that:

1.     Last Day of Employment. Executive’s last day of employment with the Company is the Retirement Date2.

2.     Consulting Period. Executive shall provide the Consulting Services during the Consulting Period, as described in the Retirement and Consulting Agreement to which this Retirement Date Separation Agreement and General Release is attached as an exhibit.

3.     Consideration. The consideration for Executive signing and not revoking acceptance of this Retirement Date Separation Agreement and General Release is described in the Retirement and Consulting Agreement.

4.     No Consideration Absent Execution of this Agreement. Executive understands and agrees that Executive would not receive the monies and/or benefits specified in the Retirement and Consulting Agreement, except, in part, for Executive’s execution of this Retirement Date Separation Agreement and General Release and the fulfillment of the promises contained in it.

5.   Waiver and Release of Claims. Executive and Executive’s heirs, dependents, executors, trustees, representatives, agents, insurers, administrators, successors and assigns (collectively, the “Releasors”) knowingly and voluntarily remise, acquit, release, satisfy and forever discharge, on Executive’s own behalf and on behalf of anyone who could claim by or through Executive, the Company, its shareholders, affiliates, subsidiaries, divisions, predecessors, insurers, successors, successors-in-interest and assigns, their employee benefit plans and programs, and any and all of its or their current, former, and future employees, attorneys, officers, directors, shareholders, insurers, representatives, fiduciaries, administrators, agents, and assigns thereof (collectively, “Releasees”), both individually and in their official capacities, from any and all claims, charges, complaints, demands, causes of actions, suits, administrative proceedings, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, torts, trespasses, damages, obligations, judgments, liabilities, rights, expenses (inclusive of attorneys’ fees), costs, executions and warranties of any kind (collectively, “Claims”) which Releasors ever had or now have or in the future may have, by reason of any matter, cause or thing whatsoever, whether known or unknown and whether asserted or unasserted, from the beginning of the world through the Retirement Date, including, without limitation, any Claims under any federal, state, local or foreign law, that Releasors may have, have ever had or may in the future have arising out of, or in any way related to, Executive’s hire, benefits, employment, termination or separation from employment with the Company and any actual or alleged act, omission, transaction, practice, conduct, occurrence or other matter related to the Company and/or Releasees, including, but not limited to:

(a)     any and all Claims, to the fullest extent permitted by law, for breach of contract, damages, salary, wages, compensation, monetary relief, employment, benefits, including, but not limited to, any Claims for benefits under any employment contract, employee benefit plan or any retirement plan, profit sharing, capital stock, vacation, severance, bonuses, commissions, incentive compensation, merit and longevity increases, and all other benefits of all kind, earnings, back pay, front pay, liquidated and other damages, compensatory damages, punitive damages, damage to character, damage to reputation, emotional distress, mental anguish, depression, injury, impairment in locating employment, financial loss, home foreclosure, pain and suffering, being made whole, injunctive and declaratory relief, interest, attorneys’ fees and costs arising from Executive’s past employment;

1 Either Executive or the Company may be referred to in this Retirement Date Separation Agreement and General Release also as a “Party,” or collectively as the “Parties.”

2 All capitalized terms not defined in this Retirement Date Separation Agreement and General Release shall have the meaning ascribed to them in the Retirement and Consulting Agreement.

(b)     any and all Claims, to the fullest extent permitted by law, growing out of, resulting from, related to, or connected in any way to Executive’s relationship with the Releasees and/or employment with the Company, including, but not limited to, any and all Claims for retaliation (including workers’ compensation retaliation), discrimination of any kind, including, but not limited to, handicap or disability discrimination, age discrimination, national origin discrimination, race or color discrimination, religious discrimination, gender discrimination, and marital status discrimination, harassment of any kind, including sexual harassment, whistle blowing under state and federal laws, breach of contract, rescission, promises, violations or breaches of the Employee Retirement Income Security Act of 1974 (except for any vested benefits under any tax qualified benefit plan), as amended (“ERISA”), the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), the Occupational Safety and Health Act of 1970, as amended (“OSHA”), Title VII of the Civil Rights Act of 1964, The Civil Rights Act of 1991, Sections 1981 through 1988 of Title 42 of the United States Code, the Immigration Reform and Control Act, the Workers Adjustment and Retraining Notification Act, as amended, the Fair Credit Reporting Act, the Equal Pay Act of 1963, the Lilly Ledbetter Fair Pay Act, the National Labor Relations Act, as amended (“NLRA”), the Uniformed Services Employment and Reemployment Rights Act, as amended (“USERRA”), the Employee Polygraph Protection Act, the Genetic Information and Nondiscrimination Act, the Florida Civil Rights Act, the Florida Whistleblower Protection Act, any other applicable whistleblower protection law or regulation, the Florida Workers Compensation Retaliation provision, the Florida Minimum Wage Act, the Florida Equal Pay Act, the Florida AIDS Act, the Florida Discrimination on the Basis of Sickle Cell Trait Law, Florida OSHA, the Florida Constitution, the Florida Fair Housing Act, the Family and Medical Leave Act, as amended (“FMLA”), the Americans with Disabilities Act (“ADA”), the Age Discrimination in Employment Act, as amended (“ADEA”), the Fair Labor Standards Act of 1938, as amended (“FLSA”), the Older Workers Benefit Protection Act (“OWBPA”), the Health Insurance Portability and Accountability Act of 1996, as amended (“HIPAA”), the Pinellas County Codes, and any regulations promulgated pursuant to and/or amendments to any of the forgoing, and/or any other federal, state, local or foreign law (statutory, regulatory, or otherwise) that may be legally waived and released;

(c)     any and all rights to file an administrative charge or complaint with the Florida Commission on Human Relations;

(d)     any and all Claims arising under tort, contract and/or quasi-contract law, including, but not limited to, Claims of breach of an express or implied contract, tortious interference with contract or prospective business advantage, breach of the covenant of good faith and fair dealing, promissory estoppel, detrimental reliance, invasion of privacy, nonphysical injury, personal injury or sickness, or any other harm, wrongful or retaliatory discharge, fraud, defamation, slander, libel, false imprisonment, negligent or intentional infliction of emotional distress, misrepresentation, negligence, battery, assault, false imprisonment, negligent hiring, or negligent retention;

(e)     any other applicable federal, state or local law, rule, regulation, or ordinance;

(f)     any other applicable public policy, contract, tort, or common law;

(g)     any contract between or including both Executive and Releasees; and

(h)     any basis for recovering costs, fees, or other expenses, including, but not limited to, attorneys’ fees incurred in this matter.

As part of this Retirement Date Separation Agreement and General Release, Executive specifically waives any present and future claim to reinstatement or employment with the Company at any time in the future and agrees not to apply for employment with the Company at any time in the future. Executive represents that Executive knows of no Claim that Executive has that has not been released by this Retirement Date Separation Agreement and General Release. Executive represents that he has not filed nor has any complaint, charge or lawsuit been filed on his behalf against Releasees with any governmental agency or in any federal, state, or local court or in any other forum. If any complaint, charge or lawsuit has been filed against Releasees by or on behalf of Executive, Executive agrees that he will take all steps necessary to withdraw such complaint, charge or lawsuit immediately following all parties execution of this Retirement Date Separation Agreement and General Release. Nothing in this Release shall be construed to prohibit Executive from: (1) filing a charge or complaint with the Equal Employment Opportunity Commission (EEOC), National Labor Relations Board (NLRB), or appropriate agency; or (2) participating in any investigation or proceeding conducted by the EEOC, NLRB, or appropriate agency. If Executive files a charge with the EEOC, NLRB, or appropriate agency, or if one is filed on Executive’s behalf, Executive forever waives and relinquishes his right to recover damages resulting from any such charge or complaint Executive may file or that may be filed on Executive’s behalf.

This waiver and release does not apply to or bar claims that Executive cannot legally waive, such as a claim for vested benefits or legal action seeking to enforce this Retirement Date Separation Agreement and General Release.

6.     Acknowledgments and Affirmations. Executive acknowledges and affirms that:

(a)     Executive has not filed, caused to be filed, or presently is a party to any Claim against Releasees;

(b)     Executive has reported all hours worked as of the date Executive signs this release and has been paid and/or has received all compensation, wages, bonuses, commissions, and/or benefits normally paid as of this date and all other compensation due will be paid per the applicable compensation plan. Executive affirms that Executive has been granted any leave to which Executive was entitled under the Family and Medical Leave Act or related state or local leave or disability accommodation laws and has not been subjected to retaliation for taking such leave;

(c)     Executive has no unclaimed workplace injuries or occupational diseases of which Executive is aware as of the Retirement Date;

(d)     Executive has not divulged any proprietary or confidential information of Releasees and will continue to maintain the confidentiality of such information consistent with Releasees’ policies and Executive’s agreement(s) with Releasees and/or common law, even if Executive accepts a position with a company that competes with Releasees or if Executive as an individual competes with Releasees;

(e)     Executive has not been retaliated against for reporting any allegations of wrongdoing by Releasees, including any allegations of corporate fraud. Both Parties acknowledge that this Retirement Date Separation Agreement and General Release does not limit either Party’s right, where applicable, to file or participate in an investigative proceeding of any federal, state or local governmental agency. To the extent permitted by law, Executive agrees that if such an administrative claim is made, Executive shall not be entitled to recover any individual monetary relief or other individual remedies;

(f)     any corporate card of a financial institution issued to Executive will be canceled upon the conclusion of the Consulting Period and any outstanding balances owed by Executive will be deducted from Executive’s final Consulting Fees payment and paid directly to the issuing financial institution to the extent permitted under applicable law.  Executive hereby authorizes the Company to make such deductions from his final Consulting Fees payment and to make payments to the issuing financial institution as described above, in accordance with applicable law; and

(g)     with regard to any payments made to Executive pursuant to this Retirement Date Separation Agreement and General Release, Executive is and shall be solely responsible for all taxes, including, but not limited to, federal, state and local taxes, that may be owed by Executive by virtue of the receipt of any portion of the monetary payment provided under this Retirement Date Separation Agreement and General Release. Executive agrees to indemnify and hold Releasees harmless from any and all liability, including, without limitation, all penalties, interest and other costs that may be imposed by the Internal Revenue Service or other governmental agencies regarding any tax obligations that may arise from the monetary consideration made to Executive pursuant to this Retirement Date Separation Agreement and General Release.

7.     Confidentiality. Unless compelled by subpoena, court order or other valid legal process, Executive agrees not to disclose any information regarding the underlying facts leading up to the existence or substance of this Retirement Date Separation Agreement and General Release, except to Executive’s spouse, tax and/or financial advisors, and/or an attorney with whom Executive chooses to consult regarding Executive’s consideration of this Retirement Date Separation Agreement and General Release, or as otherwise permitted by applicable law. Should Executive disclose information about this Retirement Date Separation Agreement and General Release to Executive’s spouse, attorney and/or tax and financial advisors, or anyone else, Executive shall advise such persons that they must maintain the strict confidentiality of such information and must not disclose it unless otherwise required by law, and Executive shall be responsible for any improper disclosure by such persons. Executive agrees to immediately notify the Company upon receipt of such a court order, demand or subpoena, or upon Executive’s determination that disclosure is required by law, by providing such notice to the Company at 10055 Seminole Blvd., Seminole, FL 33772, Attn.: General Counsel.

8.     Non-Disparagement. Executive agrees not to intentionally make any direct or indirect derogatory statements regarding, or disparage in any way, the business or reputation of the Company or any of its subsidiaries, divisions or affiliates, or any of its or their directors, officers, employees or representatives, unless such statements are required by law. The Company agrees that it shall not, and shall cause its employees, officers, directors and representatives to not, intentionally make any direct or indirect derogatory statements regarding, or disparage in any way, the reputation of Executive, unless such statements are required by law. Notwithstanding the foregoing, nothing herein shall prevent Executive or the Company or its officers or directors from making any truthful statements whenever required in the course of litigation, administrative proceedings, governmental investigations, and other legal proceedings whenever required by law or in response to Company business-related inquiries from the Company’s employees, officers, directors and representatives.

9.     Non-Assistance. Executive agrees to not encourage or incite current or former employees of Releasees to disparage, assert a Claim or initiate a legal proceeding against any of the Releasees. Executive agrees to not provide any information, documents, records or assistance to any person, party or entity that has or may assert any Claim against any of the Releasees meant to be released by Executive in this Retirement Date Separation Agreement and General Release. Nothing in this Section is meant to prohibit either Party from providing truthful testimony or documents via subpoena, court order or other required legal process.

10.     Governing Law; Venue; Jurisdiction. This Retirement Date Separation Agreement and General Release shall be governed and conformed in accordance with the laws of the state of Florida without regard to its conflict of laws provision. Executive and the Company agree that exclusive venue and jurisdiction with respect to any dispute, controversy, or claim under this Retirement Date Separation Agreement and General Release shall be in either the Sixth Judicial Circuit for the State of Florida, located in Pinellas County, Florida, or the federal courts of the Middle District of Florida, Tampa Division. Executive affirms that Executive has sufficient contact with Florida such that Executive would reasonably anticipate being haled into said courts in Florida regarding this Retirement Date Separation Agreement and General Release or any other contract or issues arising between the parties hereto. The Company shall have the right, alternatively, to elect to enforce this Retirement Date Separation Agreement and General Release in a state in which Executive resides and, if the Company so elects that state’s jurisdiction, Executive also agrees that Executive waives any and all personal rights under the laws of that state to object to jurisdiction and venue therein for purposes of the Company seeking to enforce this Retirement Date Separation Agreement and General Release in that state using that state’s laws.

11.     Jury Trial Waiver. EACH PARTY hereby expressly waiveS any and all rightS IT MAY HAVE to a trial by jury with respect to any action, proceeding or other litigation resulting from or involving the enforcement of this Retirement Date Separation Agreement and General Release or any other matter pertaining to EXECUTIVE’S employment WITH THE COMPANY.

12.     Non-admission of Wrongdoing. The Parties agree that neither this Retirement Date Separation Agreement and General Release nor the furnishing of the consideration for this Retirement Date Separation Agreement and General Release shall be deemed or construed at any time for any purpose as an admission by Releasees of wrongdoing or evidence of any liability or unlawful conduct of any kind.

13.     Amendment. This Retirement Date Separation Agreement and General Release may not be modified, altered or changed except in a writing that is signed by both Parties wherein specific reference is made to this Retirement Date Separation Agreement and General Release.

14.     Medicare Benefits Acknowledgement. Executive warrants that he is not a Medicare beneficiary as of the date of this Retirement Date Separation Agreement and General Release, and, therefore, no conditional payments have been made by Medicare or on Executive’s behalf. If requested by a Releasee, Executive agrees to exercise her/his best efforts to obtain a letter from Medicare to this effect. In the alternative, and only after exercising best efforts to obtain a zero dollar conditional payment letter from Medicare, Executive agrees to provide Releasees with a letter certifying that Executive has exercised due diligence and, to the best of Executive’s knowledge, no liens or any governmental entities, including, but not limited to, Medicare conditional payments, exist. Executive will indemnify, defend and hold the Releasees and their insurer(s) harmless from any and all claims, liens, Medicare conditional payments and rights to payment, known or unknown. If any governmental entity, or anyone acting on behalf of any governmental entity, seeks damages including multiple damages from the Releasees and/or their insurer(s) relating to payment by such governmental entity, or anyone acting on behalf of such governmental entity, relating to Executive, Executive will defend, with counsel acceptable to Superior Uniform Group, and indemnify the Releasees and their insurer(s), and hold the Releasees and their insurer(s) harmless from any and all such damages, claims, liens, Medicare conditional payments and rights to payment, including any attorneys’ fees sought by such entities.

15.     Section 409A. This Retirement Date Separation Agreement and General Release is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), or an exemption thereunder and shall be construed and administered in accordance with Section 409A. Notwithstanding any other provision of this Retirement Date Separation Agreement and General Release, payments provided under this Retirement Date Separation Agreement and General Release may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Retirement Date Separation Agreement and General Release that may be excluded from Section 409A either as separation pay due to an involuntary separation from service, as a short-term deferral, or as a settlement payment pursuant to a bona fide legal dispute shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, any installment payments provided under this Retirement Date Separation Agreement and General Release shall each be treated as a separate payment. Any payments to be made under this Retirement Date Separation Agreement and General Release upon a termination of employment shall only be made upon a “separation from service” under Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Retirement Date Separation Agreement and General Release comply with Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by Executive on account of non-compliance with Section 409A.

16.     Entire Agreement. This Retirement Date Separation Agreement and General Release sets forth the entire agreement between the Parties hereto, and fully supersedes any prior agreements or understandings between the Parties, except for employment documentation signed at or near the date of hiring and/or promotion that explicitly or by their nature survive Executive’s termination of employment with the Company, which are incorporated into this Retirement Date Separation Agreement and General Release by reference and which remain binding on Executive. Should there be a conflict between this Retirement Date Separation Agreement and General Release and another document (other than the Retirement and Consulting Agreement), this Retirement Date Separation Agreement and General Release shall control. Executive acknowledges that Executive has not relied on any representations, promises, or agreements of any kind made to Executive in connection with Executive’s decision to accept this Retirement Date Separation Agreement and General Release, except for those set forth in this Retirement Date Separation Agreement and General Release.

17.     Challenge. The Parties agree they will not directly or indirectly challenge any portion of this Retirement Date Separation Agreement and General Release as invalid or unenforceable and will take no action contrary to any of its provisions other than as ordered by a court of law. Additionally, should Executive file any Claim, lawsuit, action, proceeding or the like from the date this Retirement Date Separation Agreement and General Release is presented to Executive through the later of the date Executive or the Company signs this Retirement Date Separation Agreement and General Release, Executive agrees to take all measures necessary to dismiss with prejudice such Claim, lawsuit, action, proceeding or the like.

18.     Non-Waiver. No waiver by the Company of any breach by Executive of any condition or provision contained in this Agreement to be fulfilled or performed by Executive shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Except to the extent otherwise specifically provided in this Retirement Date Separation Agreement and General Release, any waiver must be in writing and signed by the Company’s Chief Executive Officer.

19.     Breach. In the event of a breach of any provision of this Retirement Date Separation Agreement and General Release, either Party may institute an action specifically to enforce any term or terms of this Retirement Date Separation Agreement and General Release and/or to seek any damages for breach.

20.     Severability. The invalidity or unenforceability of any term or provision of this Retirement Date Separation Agreement and General Release shall not affect or impair the validity or enforceability of any other term or provision. If any portion of this Retirement Date Separation Agreement and General Release is deemed invalid or unenforceable by operation of law, the other portions shall remain valid and enforceable. Except, if any aspect of the release and waiver provisions are deemed invalid or unenforceable, the Company shall have no obligation to pay Executive any unpaid portions of the Consulting Fee and may terminate the Retirement Date Separation Agreement and General Release immediately without penalty or cost.

21.     Force Majeure. The Company shall not be liable for any failure in the performance of its obligations under this Retirement Date Separation Agreement and General Release which may result from strikes or acts of labor unions, fires, floods, earthquakes, acts of God, war or other contingencies beyond its control.

22.     Reproduction. The Parties agree that a copy of this executed Retirement Date Separation Agreement and General Release shall have the same legal force and effect as the original executed Retirement Date Separation Agreement and General Release. The Parties hereby knowingly and voluntarily waive all evidentiary, procedural, and other objections to the introduction of a copy of this Retirement Date Separation Agreement and General Release as evidence in any administrative or legal proceeding.

23.     Counterparts; Electronic Signatures. This Agreement may be signed in multiple counterparts, all of which, when taken together, shall constitute one and the same instrument, notwithstanding the fact that all Parties did not sign the same counterpart. The Parties agree that an electronic signature (whether digital or encrypted, such as one transmitted via DocuSign) and/or a signature transmitted via electronic means (such as one transmitted via facsimile or in a PDF format via email) shall be effective to bind the Party that transmitted the signature to the same extent as would a manual signature.

24.     Compliance with the Older Workers Benefits Protection Act. Because Executive is 40 years of age or older, and because Executive is waiving in this Retirement Date Separation Agreement and General Release claims for age discrimination, then, pursuant to the provisions of the Older Workers Benefit Protection Act, Executive is advised of and expressly acknowledges the following:

Executive understands the language of this Retirement Date Separation Agreement and General Release, and any questions he may have had during review of the Retirement Date Separation Agreement and General Release were explained to his satisfaction and understanding;

Executive understands that the waiver and release contained in this Retirement Date Separation Agreement and General Release specifically includes a waiver of all rights and claims he has or may have under the Age Discrimination in Employment Act, 29 U.S.C. § 626 et seq., and any other federal, state, or municipal law or regulation relating to age discrimination;

Executive understands that he is not waiving any rights or claims that may arise after the Retirement Date;

The terms of the Retirement Date Separation Agreement and General Release provide consideration to Executive which Executive would not otherwise be entitled;

Executive has been advised and is again advised to consult with an attorney and/or other professional of his own choosing and has consulted with or had the opportunity to consult with legal counsel and other persons of his own choosing regarding this matter prior to the execution of this Retirement Date Separation Agreement and General Release; and,

Executive has a reasonable time period up to twenty-one (21) days from receipt of this Retirement Date Separation Agreement and General Release to seek the advice and counsel of any professional of his choosing prior to accepting the terms of and signing this Retirement Date Separation Agreement and General Release. Executive may accept and sign this Retirement Date Separation Agreement and General Release before expiration of the twenty-one (21) day time period (but only if that date is not before the Retirement Date), but he is not required to do so by the Company.

After signing this Retirement Date Separation Agreement and General Release, Executive may revoke his acceptance within seven (7) days by providing written notice of revocation to Jordan M. Alpert, Vice President, General Counsel & Secretary, Superior Uniform Group, Inc., 10055 Seminole Blvd., Seminole, FL 33772. This Retirement Date Separation Agreement and General Release will become effective, assuming it has not been timely and properly revoked, on the eighth (8th) day following its signature by Executive, it being recognized that the Company has no obligation to make any payment hereunder until this Retirement Date Separation Agreement and General Release becomes effective in accordance with this provision notwithstanding any language contained in this Retirement Date Separation Agreement and General Release to the contrary.

Executive FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS SEPARATION Retirement Date Separation Agreement and General Release AND GENERAL RELEASE INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS Executive HAS OR MIGHT HAVE AGAINST RELEASEES.

ALL INITIALED PAGES OF THE SIGNED Retirement Date Separation Agreement and General Release SHOULD BE SENT TO JORDAN M. ALPERT, VICE PRESIDENT, GENERAL COUNSEL & SECRETARY, SUPERIOR UNIFORM GROUP, INC., 10055 SEMINOLE BLVD., SEMINOLE, FL 33772.

The Parties knowingly and voluntarily sign this Retirement Date Separation Agreement and General Release as of the date(s) set forth below:

Executive	SUPERIOR UNIFORM GROUP, INC.
By:____________________________________ Alan D. Schwartz	By: _____________________________________ Print Name:______________________________ Title:____________________________________
Date:___________________________________	Date: ___________________________________

Exhibit B

Consulting Period Separation Agreement and General Release

(Do Not Sign Until the Consulting Period Ends)

Return Instructions: Send the executed Consulting Period Separation Agreement and General Release to Jordan M. Alpert, Vice President, General Counsel & Secretary, Superior Uniform Group, Inc., 10055 Seminole Blvd., Seminole, FL 33772.

*     *     *

For the consideration set forth in the Retirement and Consulting Agreement (the “Agreement”3), to which this document is attached as an exhibit, Alan D. Schwartz (“Executive”), hereby furnishes Superior Uniform Group, Inc. (the “Company”)4, with the following waiver and release of claims and affirmations (the “Consulting Period Separation Agreement and General Release”):

1.     Executive and Executive’s heirs, dependents, executors, trustees, representatives, agents, insurers, administrators, successors and assigns (collectively, the “Releasors”) knowingly and voluntarily remise, acquit, release, satisfy and forever discharge, on Executive’s own behalf and on behalf of anyone who could claim by or through Executive, the Company, its shareholders, affiliates, subsidiaries, divisions, predecessors, insurers, successors, successors-in-interest and assigns, their employee benefit plans and programs, and any and all of its or their current, former, and future employees, attorneys, officers, directors, shareholders, insurers, representatives, fiduciaries, administrators, agents, and assigns thereof (collectively, “Releasees”), both individually and in their official capacities, from any and all claims, charges, complaints, demands, causes of actions, suits, administrative proceedings, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, torts, trespasses, damages, obligations, judgments, liabilities, rights, expenses (inclusive of attorneys’ fees), costs, executions and warranties of any kind (collectively, “Claims”) which Releasors ever had or now have or in the future may have, by reason of any matter, cause or thing whatsoever, whether known or unknown and whether asserted or unasserted, from the Retirement Date through the end of the Consulting Period, including, without limitation, any Claims under any federal, state, local or foreign law, that Releasors may have, have ever had or may in the future have arising out of, or in any way related to, Executive’s Consulting Services, hire, benefits, employment, termination or separation from employment with the Company and any actual or alleged act, omission, transaction, practice, conduct, occurrence or other matter related to the Company and/or Releasees, including, but not limited to:

(a)     any and all Claims, to the fullest extent permitted by law, for breach of contract, damages, salary, wages, compensation, monetary relief, employment, benefits, including, but not limited to, any Claims for benefits under any employment contract, employee benefit plan or any retirement plan, profit sharing, capital stock, vacation, severance, bonuses, commissions, incentive compensation, merit and longevity increases, and all other benefits of all kind, earnings, back pay, front pay, liquidated and other damages, compensatory damages, punitive damages, damage to character, damage to reputation, emotional distress, mental anguish, depression, injury, impairment in locating employment, financial loss, home foreclosure, pain and suffering, being made whole, injunctive and declaratory relief, interest, attorneys’ fees and costs arising from Executive’s past employment;

3 All capitalized terms not defined in this Consulting Period Separation Agreement and General Release shall have the meaning ascribed to them in the Retirement and Consulting Agreement.

4 Either Executive or the Company may be referred to in this Consulting Period Separation Agreement and General Release also as a “Party,” or collectively as the “Parties.”

(b)     any and all Claims, to the fullest extent permitted by law, growing out of, resulting from, related to, or connected in any way to Executive’s relationship with the Releasees and/or employment with the Company, including, but not limited to, any and all Claims for retaliation (including workers’ compensation retaliation), discrimination of any kind, including, but not limited to, handicap or disability discrimination, age discrimination, national origin discrimination, race or color discrimination, religious discrimination, gender discrimination, and marital status discrimination, harassment of any kind, including sexual harassment, whistle blowing under state and federal laws, breach of contract, rescission, promises, violations or breaches of the Employee Retirement Income Security Act of 1974 (except for any vested benefits under any tax qualified benefit plan), as amended (“ERISA”), the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), the Occupational Safety and Health Act of 1970, as amended (“OSHA”), Title VII of the Civil Rights Act of 1964, The Civil Rights Act of 1991, Sections 1981 through 1988 of Title 42 of the United States Code, the Immigration Reform and Control Act, the Workers Adjustment and Retraining Notification Act, as amended, the Fair Credit Reporting Act, the Equal Pay Act of 1963, the Lilly Ledbetter Fair Pay Act, the National Labor Relations Act, as amended (“NLRA”), the Uniformed Services Employment and Reemployment Rights Act, as amended (“USERRA”), the Employee Polygraph Protection Act, the Genetic Information and Nondiscrimination Act, the Florida Civil Rights Act, the Florida Whistleblower Protection Act, any other applicable whistleblower protection law or regulation, the Florida Workers Compensation Retaliation provision, the Florida Minimum Wage Act, the Florida Equal Pay Act, the Florida AIDS Act, the Florida Discrimination on the Basis of Sickle Cell Trait Law, Florida OSHA, the Florida Constitution, the Florida Fair Housing Act, the Family and Medical Leave Act, as amended (“FMLA”), the Americans with Disabilities Act (“ADA”), the Age Discrimination in Employment Act, as amended (“ADEA”), the Fair Labor Standards Act of 1938, as amended (“FLSA”), the Older Workers Benefit Protection Act (“OWBPA”), the Health Insurance Portability and Accountability Act of 1996, as amended (“HIPAA”), the Pinellas County Codes, and any regulations promulgated pursuant to and/or amendments to any of the forgoing, and/or any other federal, state, local or foreign law (statutory, regulatory, or otherwise) that may be legally waived and released;

(c)     any and all rights to file an administrative charge or complaint with the Florida Commission on Human Relations;

(d)     any and all Claims arising under tort, contract and/or quasi-contract law, including, but not limited to, Claims of breach of an express or implied contract, tortious interference with contract or prospective business advantage, breach of the covenant of good faith and fair dealing, promissory estoppel, detrimental reliance, invasion of privacy, nonphysical injury, personal injury or sickness, or any other harm, wrongful or retaliatory discharge, fraud, defamation, slander, libel, false imprisonment, negligent or intentional infliction of emotional distress, misrepresentation, negligence, battery, assault, false imprisonment, negligent hiring, or negligent retention;

(e)     any other applicable federal, state or local law, rule, regulation, or ordinance;

(f)     any other applicable public policy, contract, tort, or common law;

(g)     any contract between or including both Executive and Releasees; and

(h)     any basis for recovering costs, fees, or other expenses, including, but not limited to, attorneys’ fees incurred in this matter.

As part of this Agreement, Executive specifically waives any present and future claim to reinstatement or employment with the Company at any time in the future and agrees not to apply for employment with the Company at any time in the future. Executive represents that Executive knows of no Claim that Executive has that has not been released by this Agreement. Executive represents that he has not filed nor has any complaint, charge or lawsuit been filed on his/her behalf against Releasees with any governmental agency or in any federal, state, or local court or in any other forum. If any complaint, charge or lawsuit has been filed against Releasees by or on behalf of Executive, Executive agrees that he will take all steps necessary to withdraw such complaint, charge or lawsuit immediately following all Parties execution of this Agreement. Nothing in this Release shall be construed to prohibit Executive from: (1) filing a charge or complaint with the Equal Employment Opportunity Commission (EEOC), National Labor Relations Board (NLRB), or appropriate agency; or (2) participating in any investigation or proceeding conducted by the EEOC, NLRB, or appropriate agency. If Executive files a charge with the EEOC, NLRB, or appropriate agency, or if one is filed on Executive’s behalf, Executive forever waives and relinquishes his/her right to recover damages resulting from any such charge or complaint Executive may file or that may be filed on Executive’s behalf.

This waiver and release does not apply to or bar claims that Executive cannot legally waive, such as a claim for vested benefits or legal action seeking to enforce this Consulting Period Separation Agreement and General Release.

2.     Executive affirms that, as of the date Executive executes the Consulting Period Separation Agreement and General Release:

(a)     Executive has not filed, caused to be filed, or presently is a party to any Claim against Releasees;

(b)     Executive has no unclaimed workplace injuries or occupational diseases; and

(c)     any and all statements, acknowledgements, affirmations, assertions, or the like that are part of the Agreement, including, but not limited to, the Retirement Date Separation Agreement and General Release, remain true and binding upon Executive.

3.     Executive acknowledges his continuing obligations pursuant to the Agreement.

Executive
By:____________________________________ Alan D. Schwartz
Date:___________________________________

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